UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2020

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39269	47-1787157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Grand Ave, 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 388-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ORIC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 19, 2020, ORIC Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Voronoi, Inc. (“Voronoi”) pursuant to which the Company licensed exclusive rights worldwide excluding the People’s Republic of China, Hong Kong, Macau and Taiwan (the “ORIC Territory”) for the development and commercialization of epidermal growth factor receptor (EGFR) and human epidermal growth factor receptor 2 (HER2) inhibitors, including a lead candidate now designated as ORIC-114 (the “License”). ORIC-114 is a brain penetrant, orally bioavailable, irreversible inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations.  In accordance with the terms of the License Agreement, in exchange for the License, the Company will make a one-time payment of $5 million in cash and issue 283,259 shares of its common stock (the “Shares”) to Voronoi, which number of Shares was based on a price of $28.24 per share, representing a premium of 25% to the 30-day trailing volume-weighted average trading price of the Company’s common stock. In addition, the Company will pay Voronoi success-based payments of up to $111 million in development and regulatory milestones and up to $225 million in sales milestones with respect to the first licensed product. If the Company pursues a second licensed product, the Company would pay Voronoi up to an additional $272 million in success-based milestones. The Company will also pay tiered mid-single-digit to low double-digit royalties based on annual net sales in the ORIC Territory. The Company will be responsible for development activities and associated costs in the ORIC Territory.

The Shares were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving any public offering. The Company relied upon this exemption from registration based in part on representations made by Voronoi in a stock issuance agreement entered into between the Company and Voronoi, dated October 19, 2020. Voronoi acquired the Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are affixed to the Shares.

Pursuant to the terms of a standstill and stock restriction agreement entered into between the Company and Voronoi on October 19, 2020, Voronoi agreed to certain transfer and standstill restrictions, including a restriction on acquiring 10% or more of the Company’s capital stock, for a period of two years or earlier upon a change of control of the Company.

On October 19, 2020, the Company issued a press release announcing the transaction with Voronoi. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIC PHARMACEUTICALS, INC.

Date: October 19, 2020	By:	/s/ Dominic Piscitelli
Dominic Piscitelli Chief Financial Officer

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